Exhibit 99.2
Consolidated Report to the Financial Community
Second Quarter 2017

(Released July 27, 2017)          (Unaudited)
HIGHLIGHTS
GAAP earnings for the second quarter of 2017 were $0.39 per basic share, compared with second quarter 2016 losses of $(2.56) per basic share. GAAP results include the impact of special items listed below, primarily reflecting asset impairment/plant exit costs, including a $0.19 per share impairment charge recognized in the second quarter of 2017 based on the status of ongoing negotiations regarding the AE Supply, AGC, and LS Power asset purchase agreement and reflecting the impact of prevailing market conditions as discussed in the Recent Developments section on page 39. Operating (non-GAAP) earnings*, excluding special items, were $0.61 per basic share for the second quarter of 2017, compared with second quarter 2016 Operating (non-GAAP) earnings of $0.56 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution**	Transmission**	Services	Other	Consolidated
2Q 2016 Net Income (Loss) - GAAP	$139	$78	$(1,259)	$(47)	$(1,089)

2Q 2016 Basic Earnings (Loss) Per Share* (avg. shares outstanding 425M)	$0.33	$0.19	$(2.96)	$(0.12)	$(2.56)
Special Items - 2016***
Regulatory Charges	0.01	—	—	—	0.01
Mark-to-market adjustments	—	—	0.11	—	0.11
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Total Special Items - 2Q 2016	0.01	—	3.11	—	3.12
2Q 2016 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.34	$0.19	$0.15	$(0.12)	$0.56
Distribution Deliveries - Weather	(0.02)	—	—	—	(0.02)
OH DMR	0.07	—	—	—	0.07
OH DCR	0.03	—	—	—	0.03
PA Rate Case	0.07	—	—	—	0.07
NJ Rate Case	0.03	—	—	—	0.03
Transmission Revenues	—	0.07	—	—	0.07
Commodity Margin	—	—	(0.15)	—	(0.15)
O&M Expenses	(0.02)	(0.02)	(0.02)	—	(0.06)
Depreciation	(0.02)	(0.01)	0.11	—	0.08
General Taxes	—	(0.01)	—	—	(0.01)
Investment Income	—	—	(0.01)	—	(0.01)
Net Financing Costs	0.01	—	—	(0.02)	(0.01)
Effective Income Tax Rate	—	—	—	(0.01)	(0.01)
Share Dilution	(0.02)	(0.01)	—	—	(0.03)
2Q 2017 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.47	$0.21	$0.08	$(0.15)	$0.61
Special Items - 2017***
Regulatory charges	(0.01)	—	—	—	(0.01)
Mark-to-market adjustments	—	—	(0.01)	—	(0.01)
Asset impairment/Plant exit costs	—	—	(0.19)	—	(0.19)
Trust Securities Impairment	—	—	(0.01)	—	(0.01)
Total Special Items - 2Q 2017	(0.01)	—	(0.21)	—	(0.22)
2Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 444M)	$0.46	$0.21	$(0.13)	$(0.15)	$0.39

2Q 2017 Net Income (Loss) - GAAP	$205	$92	$(56)	$(67)	$174

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 38%.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    1

*Operating earnings (losses) exclude “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (losses) and Operating earnings (losses) by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic Earnings (Loss) Per Share - Operating, by segment, to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Basic Earnings (Loss) Per Share - Operating for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed herein, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of Operating earnings (losses) and Basic Earnings (Loss) Per Share - Operating by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on page 34-35 of this report and all GAAP to non-GAAP earnings (losses) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**Disclosures for FirstEnergy Corp.'s (FE) reportable operating segments for 2016 have been adjusted to include the activity of the transmission assets at Jersey Central Power & Light Company (JCP&L) and the former transmission assets of Metropolitan Edison Company (ME) and Pennsylvania Electric Company (PN) from the Regulated Distribution segment to the Regulated Transmission segment, to conform to the current presentation.
***See pages 24-37 for additional details regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    2

2017 Earnings Guidance
GAAP earnings for 2017 are forecasted at $1.95 - $2.25 per basic share with 2017 Operating (non-GAAP) earnings guidance re-affirmed at $2.70 - $3.00 per basic share. GAAP earnings forecasted for the third quarter of 2017 are $0.73 - $0.88 per basic share with Operating (non-GAAP) earnings guidance of $0.75 - $0.90 per basic share. GAAP earnings forecasted for the fourth quarter of 2017 are $0.36 - $0.51 per basic share with Operating (non-GAAP) earnings guidance of $0.55 - $0.70 per basic share.

	Estimate for Year 2017*
(In millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Competitive Energy Services	Corporate / Other	FirstEnergy Corp. Consolidated

2017F Net Income (Loss) - GAAP	$980 - $1,025	$360 - $380	$(225) - $(170)	$(250) - $(235)	$865 - $1,000

2017F Basic Earnings (Loss) Per Share (avg. shares outstanding 445M)	$2.20 - $2.30	$0.81 - $0.85	$(0.50) - $(0.38)	$(0.56) - $(0.52)	$1.95 - $2.25
Excluding Special Items:

Regulatory charges	0.04	—	—	—	0.04
Mark-to-market adjustments	—	—	0.08	—	0.08
Asset impairment/Plant exit costs	—	—	0.42	—	0.42
Trust securities impairment	—	—	0.01	—	0.01
Debt redemption costs	—	—	0.19	0.01	0.20
Total Special Items**	0.04	—	0.70	0.01	0.75
2017F Basic Earnings (Loss) Per Share - Operating (Non-GAAP) (avg. shares outstanding 445M)	$2.24 - $2.34	$0.81 - $0.85	$0.20 - $0.32	$(0.55) - $(0.51)	$2.70 - $3.00

	Q3 of 2017*	Q4 of 2017*
(In millions, except per share amounts)	FirstEnergy Corp. Consolidated	FirstEnergy Corp. Consolidated

2017F Net Income (Loss) - GAAP	$325 - $390	$161 - $231

2017F Basic Earnings (Loss) Per Share	$0.73 - $0.88	$0.36 - $0.51
Excluding Special Items:
Regulatory charges	0.01	—
Mark-to-market adjustments	—	—
Asset impairment/Plant exit costs	—	—
Trust securities impairment	—	—
Debt redemption costs	0.01	0.19
Total Special Items**	0.02	0.19
2017F Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.75 - $0.90	$0.55 - $0.70

* Per share amounts for the special items and earnings drivers above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017, of which ~$100 million relates to employee benefit and other plans. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

** See pages 36-37 for additional details regarding special items.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    3

2Q 2017 Results vs 2Q 2016 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the second quarter of 2017 were $205 million, or $0.46 per basic share, compared with second quarter 2016 GAAP earnings of $139 million, or $0.33 per basic share. Operating (non-GAAP) earnings, excluding special items, were $0.47 per basic share for the second quarter of 2017 compared with $0.34 per basic share for the second quarter of 2016.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2016 Net Income - GAAP	$139

2Q 2016 Basic Earnings Per Share (avg. shares outstanding 425M)	$0.33
Special Items - 2016*	0.01
2Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.34
Distribution Deliveries - Weather	(0.02)
OH DMR	0.07
OH DCR	0.03
PA Rate Case	0.07
NJ Rate Case	0.03
O&M Expenses	(0.02)
Depreciation	(0.02)
Net Financing Costs	0.01
Share Dilution	(0.02)
2Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.47
Special Items - 2017*	(0.01)
2Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.46

2Q 2017 Net Income - GAAP	$205
*See pages 24-37 for additional details on special items.
2Q 2017 vs 2Q 2016 Earnings Drivers

•
Distribution Deliveries - Total distribution deliveries decreased earnings $0.02 per share as a result of mild temperatures during the second quarter of 2017. Total deliveries decreased 258,000 megawatt-hours (MWH), or 0.7%. Sales to residential customers decreased 541,000 MWH, or 4.6%, and sales to commercial customers decreased 159,000 MWH, or 1.5%. Heating-degree-days were 30% below the same period last year and 24% below normal. Sales to industrial customers increased 449,000 MWH, or 3.6%.

•	Ohio Distribution Modernization Rider (DMR) - Higher revenues increased earnings $0.07 per share due to the implementation of the DMR effective January 1, 2017.

•	Ohio Delivery Capital Recovery (DCR) Rider - Higher revenues increased earnings $0.03 per share due to the change in DCR rates associated with the annual revenue cap increases.

•	Pennsylvania Rate Case - Earnings increased $0.07 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 27, 2017.

•	New Jersey Rate Case - Earnings increased $0.03 per share due to an approved distribution rate increase, effective January 1, 2017.

•	O&M Expenses - Higher O&M expenses reduced earnings $0.02 per share.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    4

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share primarily due to a higher asset base.

•	Net Financing Costs - Lower net financing costs increased earnings $0.01 per share primarily reflecting lower interest costs as a result of various debt redemptions.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.02 per share.

•
Special Items - In the second quarter of 2017 and 2016, Regulated Distribution special items included regulatory charges of $0.01 per share, reflecting the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs. Descriptions of special items can be found on page 37.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    5

Regulated Transmission

Regulated Transmission - GAAP and Operating (non-GAAP) earnings for the second quarter of 2017 were $92 million, or $0.21 per basic share, compared with second quarter 2016 GAAP and Operating (non-GAAP) earnings of $78 million, or $0.19 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2016 Net Income - GAAP	$78

2Q 2016 Basic Earnings Per Share (avg. shares outstanding 425M)	$0.19
Special Items - 2016*	—
2Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.19
Transmission Revenues	0.07
O&M Expenses	(0.02)
Depreciation	(0.01)
General Taxes	(0.01)
Share Dilution	(0.01)
2Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.21
Special Items - 2017*	—
2Q 2017 Basic Earnings Per Share (avg. shares outstanding 444M)	$0.21

2Q 2017 Net Income - GAAP	$92
*See pages 24-37 for additional details on special items.

2Q 2017 vs 2Q 2016 Earnings Drivers

•
Transmission Revenues - Higher transmission revenues increased earnings $0.07 per share, primarily due to recovery of incremental operating expenses and a higher rate base at American Transmission Systems, Incorporated (ATSI) and Trans-Allegheny Interstate Line Company (TrAIL) as well as the absence of adjustments recognized in 2016 that lowered revenue associated with ATSI and TrAIL's annual rate filings.

•
O&M Expenses, Depreciation, and General Taxes - Higher depreciation, O&M expenses, and general taxes decreased earnings $0.04 per share. The majority of these expenses are recovered through formula rates.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.01 per share.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    6

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the second quarter of 2017 were $(56) million, or $(0.13) per basic share, compared with second quarter 2016 GAAP losses of $(1,259) million, or $(2.96) per basic share. Operating (non-GAAP) earnings, excluding special items, for the second quarter of 2017 were $0.08 per basic share, compared with second quarter 2016 Operating (non-GAAP) earnings of $0.15 per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2016 Net Loss - GAAP	$(1,259)

2Q 2016 Basic Loss Per Share (avg. shares outstanding 425M)	$(2.96)
Special Items - 2016*	3.11
2Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.15
Commodity Margin	(0.15)
O&M Expenses	(0.02)
Depreciation	0.11
Investment Income	(0.01)
2Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.08
Special Items - 2017*	(0.21)
2Q 2017 Basic Loss Per Share (avg. shares outstanding 444M)	$(0.13)

2Q 2017 Net Loss - GAAP	$(56)
*See pages 24-37 for additional details on special items.

2Q 2017 vs 2Q 2016 Earnings Drivers

•
Commodity Margin - CES commodity margin decreased earnings $0.15 per share primarily due to lower capacity revenues and lower contract sales, partially offset by increased wholesale sales and lower capacity expense.

A summary by key component of commodity margin follows:

Commodity Margin EPS - 2Q17 vs 2Q16	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.03)	$0.02	$(0.01)
- Governmental Aggregation Sales	(0.03)	(0.12)	(0.15)
- Mass Market Sales	—	(0.01)	(0.01)
- POLR Sales	(0.02)	—	(0.02)
- Structured Sales	—	(0.05)	(0.05)
Subtotal - Contract Sales	$(0.08)	$(0.16)	$(0.24)
(b) Wholesale Sales	0.03	0.08	0.11
(c) PJM Capacity, BR and CP Revenues	(0.15)	0.01	(0.14)
(d) Fuel Expense	(0.01)	0.02	0.01
(e) Purchased Power (net of financials)	(0.01)	(0.02)	(0.03)
(f) Capacity Expense	0.05	0.08	0.13
(g) Net MISO - PJM Transmission Cost	—	0.01	0.01
Net Change	$(0.17)	$0.02	$(0.15)

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    7

(a)
Contract Sales - CES' contract sales decreased 2.2 million MWH, or 18%, and reduced earnings $0.24 per share. Retail contract sales decreased 1.3 million MWH primarily in the governmental aggregation class. Non-retail contract sales decreased 0.9 million MWH due primarily to lower structured sales. As of June 30, 2017, the total number of retail customers was approximately 850,000, a decrease of approximately 660,000 customers since June 30, 2016.

CES Contract Sales - 2Q17 vs 2Q16
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase / (Decrease)	236	(1,375)	(132)	(32)	(886)	(2,189)

(b) Wholesale Sales - Wholesale sales increased 2.4 million MWH and increased earnings $0.11 per share.
(c) PJM Capacity Revenues (Base Residual (BR) and Capacity Performance (CP) Auctions) - Lower capacity revenues decreased earnings $0.14 per share primarily resulting from lower capacity prices on average in the ATSI, RTO and MAAC zones. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BR	BR	BR	CP
June 2015 - May 2016	$136.00	$357.00	$167.46	NA
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00
June 2017 - May 2018	$120.00	$120.00	$120.00	$151.50

(d)	Fuel Expense - Lower fuel expense increased earnings $0.01 per share primarily due to lower fossil generation output.
(e) Purchased Power (net of financials) - Higher purchased power volumes of 0.5 million MWH resulting from lower fossil generation output decreased earnings $0.03 per share.
(f) Capacity Expense - Lower capacity expense associated with contract sales increased earnings $0.13 per share primarily due to lower sales volumes and lower average capacity prices in the ATSI and RTO zones.
(g) Net MISO-PJM Transmission Cost - Lower transmission expenses and PJM ancillary charges increased earnings $0.01 per share primarily due to lower contract sales.

•	O&M Expenses - Higher O&M expenses decreased earnings $0.02 per share, primarily due to higher nuclear outage costs.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    8

•	Depreciation Expense - Lower depreciation expense increased earnings $0.11 per share primarily due to the impact of asset impairments recognized in 2016.

•	Investment Income - Lower investment income decreased earnings $0.01 per share, primarily due to lower investment income on nuclear decommissioning trust securities.

•
Special Items - In the second quarter of 2017, CES special items included impacts from asset impairment/plant exit costs of $0.19 per share, mark-to-market adjustments of $0.01 per share, and trust securities impairment of $0.01 per share. In the second quarter of 2016, CES special items included asset impairment/plant exit costs of $2.99 per share, merger accounting-commodity contracts of $0.01 per share, and mark-to-market adjustments of $0.11 per share. Descriptions of special items can be found on page 37.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    9

Corporate / Other

Corporate / Other - GAAP and Operating (non-GAAP) losses for the second quarter of 2017 were $(67) million, or $(0.15) per basic share, compared with second quarter 2016 GAAP and Operating (non-GAAP) losses of $(47) million, or $(0.12) per basic share.

EPS Variance Analysis
(In millions, except per share amounts)
2Q 2016 Net Loss - GAAP	$(47)

2Q 2016 Basic Loss Per Share (avg. shares outstanding 425M)	$(0.12)
Special Items - 2016*	—
2Q 2016 Basic Loss Per Share - Operating (Non-GAAP)	$(0.12)
Net Financing Costs	(0.02)
Effective Income Tax Rate	(0.01)
2Q 2017 Basic Loss Per Share - Operating (Non-GAAP)	$(0.15)
Special Items - 2017	—
2Q 2017 Basic Loss Per Share (avg. shares outstanding 444M)	$(0.15)

2Q 2017 Net Loss - GAAP	$(67)
*See pages 24-37 for additional details on special items.
2Q 2017 vs 2Q 2016 Earnings Drivers

•	Net Financing Costs - Higher net financing costs primarily due to increased average borrowings and higher average rates on variable rate debt decreased results $0.02 per share.

•
Effective Income Tax Rate - A higher consolidated effective income tax rate decreased results $0.01 per share. The consolidated effective tax rate for the second quarter of 2017 was 38.4% compared to 37.3% for the same period of 2016.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Jake M. Mackin
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-4829

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    10

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions)

		Three Months Ended June 30			Six Months Ended June 30
		2017	2016	Change	2017	2016	Change
	Revenues
(1)	Regulated distribution	$2,262	$2,189	$73	$4,752	$4,699	$53
(2)	Regulated transmission	327	275	52	640	561	79
(3)	Competitive energy services	864	1,116	(252)	1,795	2,420	(625)
(4)	Corporate / Other	(144)	(179)	35	(326)	(410)	84
(5)	Total Revenues	3,309	3,401	(92)	6,861	7,270	(409)

	Operating Expenses
(6)	Fuel	343	438	(95)	711	819	(108)
(7)	Purchased power	735	889	(154)	1,598	2,013	(415)
(8)	Other operating expenses	957	964	(7)	2,099	1,882	217
(9)	Provision for depreciation	281	334	(53)	556	663	(107)
(10)	Amortization of regulatory assets, net	65	63	2	124	124	—
(11)	General taxes	253	241	12	524	521	3
(12)	Impairment of assets	131	1,447	(1,316)	131	1,447	(1,316)
(13)	Total Operating Expenses	2,765	4,376	(1,611)	5,743	7,469	(1,726)
(14)	Operating Income (Loss)	544	(975)	1,519	1,118	(199)	1,317

	Other Income (Expense)
(15)	Investment income	17	19	(2)	41	47	(6)
(16)	Interest expense	(290)	(289)	(1)	(577)	(577)	—
(17)	Capitalized financing costs	20	26	(6)	40	51	(11)
(18)	Total Other Expense	(253)	(244)	(9)	(496)	(479)	(17)

(19)	Income (Loss) Before Income Taxes (Benefits)	291	(1,219)	1,510	622	(678)	1,300
(20)	Income taxes (benefits)	117	(130)	247	243	83	160
(21)	Net Income (Loss)	$174	$(1,089)	$1,263	$379	$(761)	$1,140

	Earnings (Loss) Per Share of Common Stock
(22)	Basic	$0.39	$(2.56)	$2.95	$0.86	$(1.79)	$2.65
(23)	Diluted	$0.39	$(2.56)	$2.95	$0.85	$(1.79)	$2.64

	Weighted Average Number of Common
	Shares Outstanding
(24)	Basic	444	425	19	443	424	19
(25)	Diluted	445	425	20	444	424	20

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,215	$327	$750	$(42)	$3,250
(2)	Other	47	—	28	(16)	59
(3)	Internal	—	—	86	(86)	—
(4)	Total Revenues	2,262	327	864	(144)	3,309

	Operating Expenses
(5)	Fuel	121	—	222	—	343
(6)	Purchased power	657	—	164	(86)	735
(7)	Other operating expenses	627	50	349	(69)	957
(8)	Provision for depreciation	179	54	29	19	281
(9)	Amortization of regulatory assets, net	62	3	—	—	65
(10)	General taxes	175	43	27	8	253
(11)	Impairment of assets	—	—	131	—	131
(12)	Total Operating Expenses	1,821	150	922	(128)	2,765
(13)	Operating Income (Loss)	441	177	(58)	(16)	544

	Other Income (Expense)
(14)	Investment income (loss)	14	—	12	(9)	17
(15)	Interest expense	(134)	(39)	(47)	(70)	(290)
(16)	Capitalized financing costs	5	7	7	1	20
(17)	Total Other Expense	(115)	(32)	(28)	(78)	(253)

(18)	Income (Loss) Before Income Taxes (Benefits)	326	145	(86)	(94)	291
(19)	Income taxes (benefits)	121	53	(30)	(27)	117
(20)	Net Income (Loss)	$205	$92	$(56)	$(67)	$174

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended June 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,136	$275	$963	$(43)	$3,331
(2)	Other	53	—	45	(28)	70
(3)	Internal	—	—	108	(108)	—
(4)	Total Revenues	2,189	275	1,116	(179)	3,401

	Operating Expenses
(5)	Fuel	141	—	297	—	438
(6)	Purchased power	721	—	276	(108)	889
(7)	Other operating expenses	579	37	432	(84)	964
(8)	Provision for depreciation	168	46	103	17	334
(9)	Amortization of regulatory assets, net	61	2	—	—	63
(10)	General taxes	170	36	29	6	241
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	1,840	121	2,584	(169)	4,376
(13)	Operating Income (Loss)	349	154	(1,468)	(10)	(975)

	Other Income (Expense)
(14)	Investment income (loss)	13	—	18	(12)	19
(15)	Interest expense	(148)	(39)	(48)	(54)	(289)
(16)	Capitalized financing costs	5	9	9	3	26
(17)	Total Other Expense	(130)	(30)	(21)	(63)	(244)

(18)	Income (Loss) Before Income Taxes (Benefits)	219	124	(1,489)	(73)	(1,219)
(19)	Income taxes (benefits)	80	46	(230)	(26)	(130)
(20)	Net Income (Loss)	$139	$78	$(1,259)	$(47)	$(1,089)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended June 30, 2017 and the Three Months Ended June 30, 2016 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$79	$52	$(213)	$1	$(81)
(2)	Other	(6)	—	(17)	12	(11)
(3)	Internal revenues	—	—	(22)	22	—
(4)	Total Revenues	73	52	(252)	35	(92)

	Operating Expenses
(5)	Fuel	(20)	—	(75)	—	(95)
(6)	Purchased power	(64)	—	(112)	22	(154)
(7)	Other operating expenses	48	13	(83)	15	(7)
(8)	Provision for depreciation	11	8	(74)	2	(53)
(9)	Amortization of regulatory assets, net	1	1	—	—	2
(10)	General taxes	5	7	(2)	2	12
(11)	Impairment of assets	—	—	(1,316)	—	(1,316)
(12)	Total Operating Expenses	(19)	29	(1,662)	41	(1,611)
(13)	Operating Income (Loss)	92	23	1,410	(6)	1,519

	Other Income (Expense)
(14)	Investment income (loss)	1	—	(6)	3	(2)
(15)	Interest expense	14	—	1	(16)	(1)
(16)	Capitalized financing costs	—	(2)	(2)	(2)	(6)
(17)	Total Other Expense	15	(2)	(7)	(15)	(9)

(18)	Income (Loss) Before Income Taxes (Benefits)	107	21	1,403	(21)	1,510
(19)	Income taxes (benefits)	41	7	200	(1)	247
(20)	Net Income (Loss)	$66	$14	$1,203	$(20)	$1,263

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,659	$640	$1,523	$(84)	$6,738
(2)	Other	93	—	69	(39)	123
(3)	Internal	—	—	203	(203)	—
(4)	Total Revenues	4,752	640	1,795	(326)	6,861

	Operating Expenses
(5)	Fuel	262	—	449	—	711
(6)	Purchased power	1,470	—	331	(203)	1,598
(7)	Other operating expenses	1,251	95	913	(160)	2,099
(8)	Provision for depreciation	357	105	57	37	556
(9)	Amortization of regulatory assets, net	119	5	—	—	124
(10)	General taxes	359	85	57	23	524
(11)	Impairment of assets	—	—	131	—	131
(12)	Total Operating Expenses	3,818	290	1,938	(303)	5,743
(13)	Operating Income (Loss)	934	350	(143)	(23)	1,118

	Other Income (Expense)
(14)	Investment income (loss)	28	—	32	(19)	41
(15)	Interest expense	(272)	(78)	(92)	(135)	(577)
(16)	Capitalized financing costs	11	13	15	1	40
(17)	Total Other Expense	(233)	(65)	(45)	(153)	(496)

(18)	Income (Loss) Before Income Taxes (Benefits)	701	285	(188)	(176)	622
(19)	Income taxes (benefits)	259	105	(65)	(56)	243
(20)	Net Income (Loss)	$442	$180	$(123)	$(120)	$379

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Six Months Ended June 30, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$4,567	$561	$2,064	$(89)	$7,103
(2)	Other	132	—	96	(61)	167
(3)	Internal	—	—	260	(260)	—
(4)	Total Revenues	4,699	561	2,420	(410)	7,270

	Operating Expenses
(5)	Fuel	280	—	539	—	819
(6)	Purchased power	1,647	—	626	(260)	2,013
(7)	Other operating expenses	1,226	74	753	(171)	1,882
(8)	Provision for depreciation	335	91	205	32	663
(9)	Amortization of regulatory assets, net	120	4	—	—	124
(10)	General taxes	355	77	68	21	521
(11)	Impairment of assets	—	—	1,447	—	1,447
(12)	Total Operating Expenses	3,963	246	3,638	(378)	7,469
(13)	Operating Income (Loss)	736	315	(1,218)	(32)	(199)

	Other Income (Expense)
(14)	Investment income (loss)	24	—	33	(10)	47
(15)	Interest expense	(298)	(79)	(95)	(105)	(577)
(16)	Capitalized financing costs	9	16	20	6	51
(17)	Total Other Expense	(265)	(63)	(42)	(109)	(479)

(18)	Income (Loss) Before Income Taxes (Benefits)	471	252	(1,260)	(141)	(678)
(19)	Income taxes (benefits)	174	93	(145)	(39)	83
(20)	Net Income (Loss)	$297	$159	$(1,115)	$(102)	$(761)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the First Six Months of 2017 and the First Six Months of 2016 Increase (Decrease)

				Competitive
		Regulated	Regulated	Energy	Corporate /	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$92	$79	$(541)	$5	$(365)
(2)	Other	(39)	—	(27)	22	(44)
(3)	Internal revenues	—	—	(57)	57	—
(4)	Total Revenues	53	79	(625)	84	(409)

	Operating Expenses
(5)	Fuel	(18)	—	(90)	—	(108)
(6)	Purchased power	(177)	—	(295)	57	(415)
(7)	Other operating expenses	25	21	160	11	217
(8)	Provision for depreciation	22	14	(148)	5	(107)
(9)	Amortization of regulatory assets, net	(1)	1	—	—	—
(10)	General taxes	4	8	(11)	2	3
(11)	Impairment of assets	—	—	(1,316)	—	(1,316)
(12)	Total Operating Expenses	(145)	44	(1,700)	75	(1,726)
(13)	Operating Income (Loss)	198	35	1,075	9	1,317

	Other Income (Expense)
(14)	Investment income (loss)	4	—	(1)	(9)	(6)
(15)	Interest expense	26	1	3	(30)	—
(16)	Capitalized financing costs	2	(3)	(5)	(5)	(11)
(17)	Total Other Expense	32	(2)	(3)	(44)	(17)

(18)	Income (Loss) From Before Income Taxes (Benefits)	230	33	1,072	(35)	1,300
(19)	Income taxes (benefits)	85	12	80	(17)	160
(20)	Net Income (Loss)	$145	$21	$992	$(18)	$1,140

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily for transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    17

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Jun. 30, 2017	Dec. 31, 2016
Current Assets:
Cash and cash equivalents	$114	$199
Receivables	1,536	1,615
Other	1,105	1,136
Total Current Assets	2,755	2,950

Property, Plant and Equipment	29,179	29,387
Investments	3,095	3,026
Assets Held for Sale	815	—
Deferred Charges and Other Assets	7,483	7,785
Total Assets	$43,327	$43,148

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,015	$1,685
Short-term borrowings	225	2,675
Accounts payable	932	1,043
Other	1,475	1,723
Total Current Liabilities	4,647	7,126

Capitalization:
Total equity	6,320	6,241
Long-term debt and other long-term obligations	20,582	18,192
Total Capitalization	26,902	24,433
Noncurrent Liabilities	11,778	11,589
Total Liabilities and Capitalization	$43,327	$43,148

General Information
	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Debt redemptions	$(524)	$(550)	$(735)	$(581)
New long-term debt issues	$3,250	$—	$3,500	$—
Short-term borrowings increase (decrease)	$(2,525)	$800	$(2,450)	$1,225
Property additions	$666	$794	$1,254	$1,492

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    18

FirstEnergy Corp.
Financial Information
(In millions)

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of June 30		As of December 31
	2017	% Total	2016	% Total
Total Equity (GAAP)	$6,320	17%	$6,241	17%
Non-cash Charges / Non-cash Write Downs*	8,264	22%	8,264	23%
Accumulated Other Comprehensive Income	(163)	—%	(174)	(1)%
Adjusted Equity (Non-GAAP)**	14,421	39%	14,331	39%

Long-term Debt and Other Long-term Obligations (GAAP)	20,582	56%	18,192	50%
Currently Payable Long-term Debt (GAAP)	2,015	5%	1,685	5%
Short-term Borrowings (GAAP)	225	1%	2,675	7%
Reimbursement Obligations	10	—%	54	—%
Guarantees of Indebtedness	321	1%	325	1%
Less Securitization Debt	(780)	(2)%	(887)	(2)%
Adjusted Debt (Non-GAAP)**	22,373	61%	22,044	61%

Adjusted Capitalization (Non-GAAP)**	$36,794	100%	$36,375	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets at CES, pension and OPEB mark-to-market adjustments and regulatory asset charges through June 30, 2017, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenant. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is also required to maintain a minimum interest coverage ratio of 1.75 to 1.00 until December 31, 2017, 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of June 30, 2017 FE's interest coverage ratio was 4.78.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    19

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

Condensed Consolidated Statements of Cash Flows (GAAP)
	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Cash flows from operating activities
Net income (loss)	$174	$(1,089)	$379	$(761)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization (1)	400	489	792	950
Deferred purchased power and other costs	11	(23)	34	(33)
Deferred income taxes and investment tax credits, net	110	(134)	224	72
Impairments of assets	131	1,447	131	1,447
Investments impairments	4	1	7	10
Deferred costs on sale leaseback transaction, net	12	12	24	24
Retirement benefits, net of payments	7	15	17	31
Pension trust contributions	—	—	—	(160)
Unrealized loss on derivative transactions	6	69	53	5
Lease payment on sale leaseback transaction, net	(47)	(94)	(47)	(94)
Changes in working capital and other	(111)	129	(132)	(19)
Cash flows provided from operating activities	697	822	1,482	1,472
Cash flows provided from (used for) financing activities	2	133	(56)	363
Cash flows used for investing activities	(749)	(902)	(1,511)	(1,767)
Net change in cash and cash equivalents	$(50)	$53	$(85)	$68

(1) Includes amortization of Regulatory Assets, net, nuclear fuel, intangible assets, and deferred debt related costs.

Liquidity position as of June 30, 2017

Company	Type	Maturity	Amount	Available*
FirstEnergy(1)	Revolving	December 2021	$4,000	$3,840
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	925
(1) FirstEnergy Corp. and FEU subsidiary borrowers		Subtotal:	$5,000	$4,765
		Cash:	—	114
		Total:	$5,000	$4,879

*As of June 30, 2017, FE and its subsidiaries could issue additional debt of approximately $4.4 billion and remain within the limitations of the financial covenants required by the FE Credit Facility.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    20

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended June 30			Six Months Ended June 30
(MWH in thousand)		2017	2016	Change	2017	2016	Change

Ohio	- Residential	3,613	3,814	-5.3%	7,951	8,271	-3.9%
	- Commercial	3,564	3,707	-3.9%	7,190	7,417	-3.1%
	- Industrial	5,100	4,975	2.5%	10,152	9,986	1.7%
	- Other	80	83	-3.6%	164	168	-2.4%
	Total Ohio	12,357	12,579	-1.8%	25,457	25,842	-1.5%
Pennsylvania	- Residential	3,770	3,984	-5.4%	8,744	9,071	-3.6%
	- Commercial	3,066	3,104	-1.2%	6,203	6,346	-2.3%
	- Industrial	5,174	5,011	3.3%	10,357	10,021	3.4%
	- Other	25	30	-16.7%	52	59	-11.9%
	Total Pennsylvania	12,035	12,129	-0.8%	25,356	25,497	-0.6%
New Jersey	- Residential	2,046	2,107	-2.9%	4,194	4,261	-1.6%
	- Commercial	2,184	2,160	1.1%	4,304	4,322	-0.4%
	- Industrial	578	537	7.6%	1,098	1,084	1.3%
	- Other	22	22	0.0%	43	44	-2.3%
	Total New Jersey	4,830	4,826	0.1%	9,639	9,711	-0.7%
Maryland	- Residential	624	645	-3.3%	1,532	1,615	-5.1%
	- Commercial	504	498	1.2%	1,009	1,017	-0.8%
	- Industrial	413	394	4.8%	785	780	0.6%
	- Other	4	4	0.0%	8	8	0.0%
	Total Maryland	1,545	1,541	0.3%	3,334	3,420	-2.5%
West Virginia	- Residential	1,062	1,106	-4.0%	2,562	2,774	-7.6%
	- Commercial	872	880	-0.9%	1,759	1,806	-2.6%
	- Industrial	1,530	1,429	7.1%	3,007	2,853	5.4%
	- Other	7	6	16.7%	14	13	7.7%
	Total West Virginia	3,471	3,421	1.5%	7,342	7,446	-1.4%
Total Residential		11,115	11,656	-4.6%	24,983	25,992	-3.9%
Total Commercial		10,190	10,349	-1.5%	20,465	20,908	-2.1%
Total Industrial		12,795	12,346	3.6%	25,399	24,724	2.7%
Total Other		138	145	-4.8%	281	292	-3.8%

Total Distribution Deliveries		34,238	34,496	-0.7%	71,128	71,916	-1.1%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    21

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended June 30			Six Months Ended June 30
	2017	2016	Normal	2017	2016	Normal
Composite Heating-Degree-Days	450	644	592	2,790	3,180	3,371
Composite Cooling-Degree-Days	293	294	266	294	296	268

Shopping Statistics (Based on MWH)	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016

OE	83%	80%	81%	79%
Penn	71%	65%	68%	62%
CEI	89%	85%	88%	84%
TE	88%	80%	88%	78%
JCP&L	53%	54%	52%	52%
Met-Ed	72%	70%	69%	68%
Penelec	73%	72%	71%	70%
PE(1)	54%	53%	49%	48%
WP	67%	68%	66%	65%
(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Generation Capacity Factors:
Nuclear	88%	88%	88%	88%
Fossil - Baseload	47%	48%	48%	46%
Fossil - Load Following	26%	39%	24%	40%

Generation Fuel Rate:
Nuclear	$6	$7	$7	$7
Fossil	$25	$24	$25	$24
Total Fleet	$15	$15	$15	$15

Generation Output Mix:
Nuclear	53%	51%	53%	51%
Fossil - Baseload	35%	35%	36%	33%
Fossil - Load Following	4%	6%	4%	7%
Peaking/CT/Hydro	8%	8%	7%	9%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    22

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses
Statistical Summary

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended June 30			Six Months Ended June 30
Contract Sales	2017	2016	Change	2017	2016	Change
POLR	2,049	2,081	(32)	4,813	4,633	180

Structured Sales	1,956	2,842	(886)	3,907	6,738	(2,831)

Direct	3,919	3,684	235	7,859	7,478	381

Aggregation	1,617	2,991	(1,374)	3,754	6,560	(2,806)

Mass Market	404	536	(132)	947	1,239	(292)

Total Contract Sales	9,945	12,134	(2,189)	21,280	26,648	(5,368)

Wholesale Spot Sales	5,934	3,577	2,357	10,389	5,490	4,899

Purchased Power
- Bilaterals	712	444	268	1,502	1,079	423
- Spot	948	690	258	1,735	2,041	(306)
Total Purchased Power	1,660	1,134	526	3,237	3,120	117

Generation Output
- Fossil	6,831	7,411	(580)	13,655	14,704	(1,049)
- Nuclear	7,770	7,796	(26)	15,446	15,547	(101)
Total Generation Output	14,601	15,207	(606)	29,101	30,251	(1,150)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    23

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended June 30, 2017			Three Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,309	$—		$3,401	$—

	Operating Expenses
(2)	Fuel	343	—		438	(66)	(c,e)
(3)	Purchased power	735	—		889	—
(4)	Other operating expenses	957	(15)	(a,b)	964	(80)	(a,b)
(5)	Provision for depreciation	281	—		334	—
(6)	Amortization of regulatory assets, net	65	—		63	—
(7)	General taxes	253	—		241	—
(8)	Impairment of assets	131	(131)	(c)	1,447	(1,447)	(c)
(9)	Total Operating Expenses	2,765	(146)		4,376	(1,593)
(10)	Operating Income (Loss)	544	146		(975)	1,593

	Other Income (Expense)
(11)	Investment income	17	4	(d)	19	2	(d)
(12)	Interest expense	(290)	—		(289)	2	(f)
(13)	Capitalized financing costs	20	—		26	—
(14)	Total Other Expense	(253)	4		(244)	4

(15)	Income (Loss) Before Income Taxes (Benefits)	291	150		(1,219)	1,597
(16)	Income taxes (benefits)	117	53		(130)	271	(c)
(17)	Net Income (Loss)	$174	$97		$(1,089)	$1,326

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.01 per share), ($9) million included in "Other operating expenses". 2016 ($0.01 per share), ($10) million included in "Other operating expenses".
(b)	Mark-to-market adjustments: 2017 ($0.01 per share), ($6) million included in "Other operating expenses". 2016 ($0.11 per share), ($70) million included in "Other operating expenses".
(c)
Asset impairment/Plant exit costs: 2017 ($0.19 per share), ($131) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; and $159 million included in "Income taxes (benefits)".

(d)	Trust securities impairment: 2017 ($0.01 per share), $4 million included in "Investment income". 2016, $2 million included in "Investment income".
(e)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(f)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the second quarter of 2017 and 425 million shares in the second quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    24

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Six Months Ended June 30, 2017			Six Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$6,861	$(5)	(c)	$7,270	$—

	Operating Expenses
(2)	Fuel	711	—		819	(74)	(c,e)
(3)	Purchased power	1,598	—		2,013	—
(4)	Other operating expenses	2,099	(234)	(a,b,c)	1,882	(77)	(a,b)
(5)	Provision for depreciation	556	—		663	—
(6)	Amortization of regulatory assets, net	124	—		124	—
(7)	General taxes	524	—		521	—
(8)	Impairment of assets	131	(131)	(c)	1,447	(1,447)	(c)
(9)	Total Operating Expenses	5,743	(365)		7,469	(1,598)
(10)	Operating Income (Loss)	1,118	360		(199)	1,598

	Other Income (Expense)
(11)	Investment income	41	7	(d)	47	9	(c,d)
(12)	Interest expense	(577)	—		(577)	2	(f)
(13)	Capitalized financing costs	40	—		51	—
(14)	Total Other Expense	(496)	7		(479)	11

(15)	Income (Loss) Before Income Taxes	622	367		(678)	1,609
(16)	Income taxes	243	131		83	274	(c)
(17)	Net Income (Loss)	$379	$236		$(761)	$1,335

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($17) million included in "Other operating expenses". 2016 ($0.11 per share), ($71) million included in "Other operating expenses".
(b)	Mark-to-market adjustments: 2017 ($0.08 per share), ($53) million included in "Other operating expenses". 2016 ($0.01 per share), ($6) million included in "Other operating expenses".
(c)
Asset impairment/Plant exit costs: 2017 ($0.42 per share), ($5) million included in "Revenues"; ($164) million included in "Other operating expenses"; and ($131) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; ($2) million included in "Investment income"; and $159 million in "Income taxes (benefits)".

(d)	Trust securities impairment: 2017 ($0.01 per share), $7 million included in "Investment income". 2016 ($0.01 per share), $11 million included in "Investment income".
(e)	Merger accounting - commodity contracts: 2016 ($0.02 per share), ($16) million included in "Fuel".
(f)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first six months of 2017 and 424 million shares in the first six months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    25

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2017			Three Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,262	$—		$2,189	$—

	Operating Expenses
(2)	Fuel	121	—		141	—
(3)	Purchased power	657	—		721	—
(4)	Other operating expenses	627	(9)	(a)	579	(10)	(a)
(5)	Provision for depreciation	179	—		168	—
(6)	Amortization of regulatory assets, net	62	—		61	—
(7)	General taxes	175	—		170	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	1,821	(9)		1,840	(10)
(10)	Operating Income	441	9		349	10

	Other Income (Expense)
(11)	Investment income	14	—		13	—
(12)	Interest expense	(134)	—		(148)	—
(13)	Capitalized financing costs	5	—		5	—
(14)	Total Other Expense	(115)	—		(130)	—

(15)	Income Before Income Taxes	326	9		219	10
(16)	Income taxes	121	3		80	4
(17)	Net Income	$205	$6		$139	$6

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.01 per share), ($9) million included in "Other operating expenses". 2016 ($0.01 per share), ($10) million included in "Other operating expenses".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the second quarter of 2017 and 425 million shares in the second quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    26

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2017			Six Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$4,752	$—		$4,699	$—

	Operating Expenses
(2)	Fuel	262	—		280	—
(3)	Purchased power	1,470	—		1,647	—
(4)	Other operating expenses	1,251	(17)	(a)	1,226	(71)	(a)
(5)	Provision for depreciation	357	—		335	—
(6)	Amortization of regulatory assets, net	119	—		120	—
(7)	General taxes	359	—		355	—
(8)	Impairment of assets	—	—		—	—
(9)	Total Operating Expenses	3,818	(17)		3,963	(71)
(10)	Operating Income	934	17		736	71

	Other Income (Expense)
(11)	Investment income	28	—		24	1	(b)
(12)	Interest expense	(272)	—		(298)	—
(13)	Capitalized financing costs	11	—		9	—
(14)	Total Other Expense	(233)	—		(265)	1

(15)	Income Before Income Taxes	701	17		471	72
(16)	Income taxes	259	6		174	26
(17)	Net Income	$442	$11		$297	$46

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Regulatory charges: 2017 ($0.02 per share), ($17) million included in "Other operating expenses". 2016 ($0.11 per share), ($71) million included in "Other operating expenses".
(b)	Trust securities impairment: 2016, $1 million included in "Investment income".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first six months of 2017 and 424 million shares in the first six months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    27

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2017		Three Months Ended June 30, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$327	$—	$275	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	50	—	37	—
(5)	Provision for depreciation	54	—	46	—
(6)	Amortization of regulatory assets, net	3	—	2	—
(7)	General taxes	43	—	36	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	150	—	121	—
(10)	Operating Income	177	—	154	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(39)	—	(39)	—
(13)	Capitalized financing costs	7	—	9	—
(14)	Total Other Expense	(32)	—	(30)	—

(15)	Income Before Income Taxes	145	—	124	—
(16)	Income taxes	53	—	46	—
(17)	Net Income	$92	$—	$78	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    28

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2017		Six Months Ended June 30, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$640	$—	$561	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	—	—	—	—
(4)	Other operating expenses	95	—	74	—
(5)	Provision for depreciation	105	—	91	—
(6)	Amortization of regulatory assets, net	5	—	4	—
(7)	General taxes	85	—	77	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	290	—	246	—
(10)	Operating Income	350	—	315	—

	Other Income (Expense)
(11)	Investment income	—	—	—	—
(12)	Interest expense	(78)	—	(79)	—
(13)	Capitalized financing costs	13	—	16	—
(14)	Total Other Expense	(65)	—	(63)	—

(15)	Income Before Income Taxes	285	—	252	—
(16)	Income taxes	105	—	93	—
(17)	Net Income	$180	$—	$159	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2017			Three Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$864	$—		$1,116	$—

	Operating Expenses
(2)	Fuel	222	—		297	(66)	(b,d)
(3)	Purchased power	164	—		276	—
(4)	Other operating expenses	349	(6)	(a)	432	(70)	(a)
(5)	Provision for depreciation	29	—		103	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	27	—		29	—
(8)	Impairment of assets	131	(131)	(b)	1,447	(1,447)	(b)
(9)	Total Operating Expenses	922	(137)		2,584	(1,583)
(10)	Operating Income (Loss)	(58)	137		(1,468)	1,583

	Other Income (Expense)
(11)	Investment income	12	4	(c)	18	2	(c)
(12)	Interest expense	(47)	—		(48)	2	(e)
(13)	Capitalized financing costs	7	—		9	—
(14)	Total Other Expense	(28)	4		(21)	4

(15)	Income (Loss) Before Income Taxes (Benefits)	(86)	141		(1,489)	1,587
(16)	Income taxes (benefits)	(30)	51		(230)	267	(b)
(17)	Net Income (Loss)	$(56)	$90		$(1,259)	$1,320

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2017 ($0.01 per share), ($6) million included in "Other operating expenses". 2016 ($0.11 per share), ($70) million included in "Other operating expenses".
(b)
Asset impairment/Plant exit costs: 2017 ($0.19 per share), ($131) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; and $159 million included in "Income taxes (benefits)".

(c)	Trust securities impairment: 2017 ($0.01 per share), $4 million included in "Investment income". 2016, $2 million included in "Investment income".
(d)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(e)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 444 million shares in the second quarter of 2017 and 425 million shares in the second quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2017			Six Months Ended June 30, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,795	$(5)	(b)	$2,420	$—

	Operating Expenses
(2)	Fuel	449	—		539	(74)	(b,d)
(3)	Purchased power	331	—		626	—
(4)	Other operating expenses	913	(217)	(a,b)	753	(6)	(a)
(5)	Provision for depreciation	57	—		205	—
(6)	Amortization of regulatory assets, net	—	—		—	—
(7)	General taxes	57	—		68	—
(8)	Impairment of assets	131	(131)	(b)	1,447	(1,447)	(b)
(9)	Total Operating Expenses	1,938	(348)		3,638	(1,527)
(10)	Operating Income (Loss)	(143)	343		(1,218)	1,527

	Other Income (Expense)
(11)	Investment income	32	7	(c)	33	8	(b,c)
(12)	Interest expense	(92)	—		(95)	2	(e)
(13)	Capitalized financing costs	15	—		20	—
(14)	Total Other Expense	(45)	7		(42)	10

(15)	Income (Loss) Before Income Taxes (Benefits)	(188)	350		(1,260)	1,537
(16)	Income taxes (benefits)	(65)	125		(145)	248	(b)
(17)	Net Income (Loss)	$(123)	$225		$(1,115)	$1,289

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments: 2017 ($0.08 per share), ($53) million included in "Other operating expenses". 2016 ($0.01 per share), ($6) million included in "Other operating expenses".
(b)
Asset impairment/Plant exit costs: 2017 ($0.42 per share), ($5) million included in "Revenues"; ($164) million included in "Other operating expenses"; and ($131) million included in "Impairment of assets". 2016 ($2.99 per share), ($58) million included in "Fuel"; ($1,447) million included in "Impairment of assets"; ($2) million included in "Investment income"; and $159 million included in "Income taxes (benefits)".

(c)	Trust securities impairment: 2017 ($0.01 per share), $7 million included in "Investment income". 2016 ($0.01 per share), $10 million included in "Investment income".
(d)	Merger accounting - commodity contracts: 2016 ($0.02 per share), ($16) million included in "Fuel".
(e)	Loss on debt redemptions: 2016, $2 million included in "Interest expense".

See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after-tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 443 million shares in the first six months of 2017 and 424 million shares in the first six months of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    31

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Three Months Ended June 30, 2017		Three Months Ended June 30, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(144)	$—	$(179)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(86)	—	(108)	—
(4)	Other operating expenses	(69)	—	(84)	—
(5)	Provision for depreciation	19	—	17	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	8	—	6	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(128)	—	(169)	—
(10)	Operating Loss	(16)	—	(10)	—

	Other Income (Expense)
(11)	Investment loss	(9)	—	(12)	—
(12)	Interest expense	(70)	—	(54)	—
(13)	Capitalized financing costs	1	—	3	—
(14)	Total Other Expense	(78)	—	(63)	—

(15)	Loss Before Income Tax Benefits	(94)	—	(73)	—
(16)	Income tax benefits	(27)	—	(26)	—
(17)	Net Loss	$(67)	$—	$(47)	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    32

FirstEnergy Corp.
Corporate / Other
GAAP and Special Items (In millions)

		Six Months Ended June 30, 2017		Six Months Ended June 30, 2016

		GAAP	Special Items	GAAP	Special Items
(1)	Revenues	$(326)	$—	$(410)	$—

	Operating Expenses
(2)	Fuel	—	—	—	—
(3)	Purchased power	(203)	—	(260)	—
(4)	Other operating expenses	(160)	—	(171)	—
(5)	Provision for depreciation	37	—	32	—
(6)	Amortization of regulatory assets, net	—	—	—	—
(7)	General taxes	23	—	21	—
(8)	Impairment of assets	—	—	—	—
(9)	Total Operating Expenses	(303)	—	(378)	—
(10)	Operating Loss	(23)	—	(32)	—

	Other Income (Expense)
(11)	Investment loss	(19)	—	(10)	—
(12)	Interest expense	(135)	—	(105)	—
(13)	Capitalized financing costs	1	—	6	—
(14)	Total Other Expense	(153)	—	(109)	—

(15)	Loss Before Income Tax Benefits	(176)	—	(141)	—
(16)	Income tax benefits	(56)	—	(39)	—
(17)	Net Loss	$(120)	$—	$(102)	$—

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 2nd Quarter 2017                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended June 30, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2017 Net Income (Loss) - GAAP	$205	$92	$(56)	$(67)	$174

2Q 2017 Basic Earnings (Loss) per share (avg. shares outstanding 444M)	$0.46	$0.21	$(0.13)	$(0.15)	$0.39
Excluding Special Items:
Regulatory charges	0.01	—	—	—	0.01
Mark-to-market adjustments	—	—	0.01	—	0.01
Asset impairment/Plant exit costs	—	—	0.19	—	0.19
Trust securities impairment	—	—	0.01	—	0.01
Total Special Items	$0.01	$—	$0.21	$—	$0.22
Basic Earnings (Loss) per share - Operating (Non-GAAP)	$0.47	$0.21	$0.08	$(0.15)	$0.61

Three Months Ended June 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2Q 2016 Net Income (Loss) - GAAP	$139	$78	$(1,259)	$(47)	$(1,089)

2Q 2016 Basic Earnings (Loss) per share (avg. shares outstanding 425M)	$0.33	$0.19	$(2.96)	$(0.12)	$(2.56)
Excluding Special Items:
Regulatory charges	0.01	—	—	—	0.01
Mark-to-market adjustments	—	—	0.11	—	0.11
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Total Special Items	$0.01	$—	$3.11	$—	$3.12
Basic Earnings (Loss) per share - Operating (Non-GAAP)	$0.34	$0.19	$0.15	$(0.12)	$0.56

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 38%.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Six Months Ended June 30, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2017 Net Income (Loss) - GAAP	$442	$180	$(123)	$(120)	$379

2017 Basic Earnings (Loss) Per Share (avg. shares outstanding 443M)	$1.00	$0.41	$(0.28)	$(0.27)	$0.86
Excluding Special Items:
Regulatory charges	0.02	—	—	—	0.02
Mark-to-market adjustments	—	—	0.08	—	0.08
Asset impairment/Plant exit costs	—	—	0.42	—	0.42
Trust securities impairment	—	—	0.01	—	0.01
Total Special Items	$0.02	$—	$0.51	$—	$0.53
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$1.02	$0.41	$0.23	$(0.27)	$1.39

Six Months Ended June 30, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$297	$159	$(1,115)	$(102)	$(761)

2016 Basic Earnings (Loss) Per Share (avg. shares outstanding 424M)	$0.69	$0.38	$(2.62)	$(0.24)	$(1.79)
Excluding Special Items:
Regulatory charges	0.11	—	—	—	0.11
Mark-to-market adjustments	—	—	0.01	—	0.01
Asset impairment/Plant exit costs	—	—	2.99	—	2.99
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.02	—	0.02
Total Special Items	$0.11	$—	$3.03	$—	$3.14
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.80	$0.38	$0.41	$(0.24)	$1.35

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates ranges from 35% to 38%.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    35

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Estimate for Year 2017	Pre-tax	After-tax	EPS*

Special Items:
Regulatory charges	$26	$16	$0.04
Mark-to-market adjustments	53	34	0.08
Asset impairments/Plant exit costs	290	187	0.42
Trust securities impairment	7	5	0.01
Debt redemption costs	142	93	0.20
Total Special Items	$518	$335	$0.75

Estimate for Q3 2017	Pre-tax	After-tax	EPS*
Special Items
Regulatory charges	$6	$4	$0.01
Debt redemption costs	6	4	0.01
Total Special Items	$12	$8	$0.02

Estimate for Q4 2017	Pre-tax	After-tax	EPS*
Special Items
Regulatory charges	$3	$2	$—
Debt redemption costs	135	89	0.19
Total Special Items	$138	$91	$0.19

*Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding and assumes up to $600 million of additional equity in 2017, of which ~$100 million relates to employee benefit and other plans. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory rate to the pre-tax amount. The income tax rates range from 35% to 42%.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    36

2016/2017 Special Item Descriptions

•	Regulatory charges - Primarily reflects the impact of regulatory orders requiring certain commitments and/or disallowing the recoverability of costs.

•	Mark-to-market adjustments - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•
Asset impairment/Plant exit costs - Primarily reflects charges or credits resulting from management's plan to exit competitive operations. Also reflects the non-cash amortization/impairment of certain non-core investments.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    37

Recent Developments

Financial Matters
Dividend
On July 18, 2017, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock to be paid from other paid-in-capital. The dividend is payable September 1, 2017 to shareholders of record at the close of business on August 7, 2017.

Financing Activities
On May 16, 2017, Monongahela Power Company (MP) issued $250 million of 3.55% first mortgage bonds due 2027. Proceeds were used to repay short-term debt and for capital expenditures, working capital needs, and other general corporate purposes.

On June 1, 2017, Jersey Central Power & Light Company (JCP&L) retired $250 million of 5.65% senior notes at maturity.

On June 1, 2017, FirstEnergy Generation, LLC (FG) repurchased $129.6 million of 2.50% pollution control revenue bonds on their mandatory put date. These bonds are being held internally for future remarketing, subject to market and other conditions.

On June 21, 2017, FE issued an aggregate principal amount of $3 billion of senior notes with an average weighted coupon of 4.04% and an average weighted tenor of 15.8 years. Proceeds were used to redeem FE's $650M senior notes due March 2018 and for other corporate purposes, including the repayment of short-term debt.

Moody's Investors Service Actions
On May 9, 2017, Moody's assigned a Baa1 issuer rating to Mid-Atlantic Interstate Transmission, LLC (MAIT), upgraded the issuer and unsecured ratings at FirstEnergy Transmission, LLC (FET) to Baa2 from Baa3, and upgraded the issuer and unsecured ratings of ATSI to Baa1 from Baa2. TrAIL's A3 issuer and unsecured ratings were affirmed. The outlook on all ratings is stable.

Standard & Poor’s (S&P) Global Rating Actions
On May 2, 2017, S&P assigned a BBB- issuer rating to MAIT. Due to S&P’s “family approach” to ratings, the issuer rating and negative outlook matches that of FE Corp.
On May 10, 2017, S&P lowered FirstEnergy Solutions Corp.'s (FES) issuer and unsecured ratings to CCC from CCC+, lowered the unsecured rating to B- from B, and maintained a negative outlook. The downgrade was primarily due to revised expectations about the anticipated time to default.

Operational Matters
Beaver Valley Power Station Unit 2 Returns to Service following Refueling Outage
On May 21, 2017, Beaver Valley Power Station Unit 2 returned to service following a scheduled shutdown on April 22, 2017, for refueling and maintenance. While the unit was shut down, 60 of the 157 fuel assemblies were replaced. In addition, numerous safety inspections and preventive maintenance and improvement projects were successfully completed, including inspections of the unit's reactor vessel head, three steam generators and turbine.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    38

FE Executive Changes
On June 21, 2017, FE announced that James H. Lash, executive vice president of FE and president, FirstEnergy Generation, will retire effective August 1, 2017, after 28 years with the company.
On July 18, 2017, FE’s Board of Directors elected Ebony L. Yeboah-Amankwah to vice president, corporate secretary and chief ethics officer, effective July 30, 2017. She was previously vice president, State and Federal Regulatory Legal Affairs, at FE.

Updates on Strategic Review of Competitive Energy Services
In January 2017, FE announced that Allegheny Energy Supply, LLC (AE Supply) and Allegheny Generating Company (AGC) entered into an asset purchase agreement to sell four of AE Supply’s natural gas generating plants and its approximately 59% of AGC’s interest in Bath County to a subsidiary of LS Power Equity Partners III, LP (LS) for an all-cash purchase price of $925 million, subject to customary and other closing conditions, including receipt of regulatory approvals from the Federal Energy Regulatory Commission (FERC) and the Virginia State Corporation Commission (VSCC), third party consents and the satisfaction and discharge of $305 million of AE Supply’s senior notes, which is expected to require the payment of a “make-whole” premium currently estimated to be approximately $100 million based on current interest rates. As a further condition to closing, FE will provide the purchaser two limited guarantees of certain obligations of AE Supply and AGC arising under the purchase agreement. Additionally, the consent of Virginia Electric and Power Company (VEPCO) is needed for the sale of AGC’s interest in the Bath County pumped hydro facility, as well as agreement among AGC, LS and VEPCO with respect to certain amendments to the Bath County project agreements. On May 24, 2017, AE Supply and AGC and LS exercised a provision in the purchase agreement that allows either party to terminate the purchase agreement without penalty after June 23, 2017. All parties continue to negotiate, including consideration of various alternative structures regarding pricing and closing, and neither party has elected its termination rights under the provisions of the purchase agreement. As a result of the status of these ongoing negotiations regarding the asset purchase agreement and reflecting the impact of prevailing market conditions, CES recorded a non-cash pre-tax impairment charge of $131 million in the second quarter of 2017. FE is targeting to close the transaction with revised terms in the second half of 2017, subject to satisfaction of various customary and other closing conditions, including without limitation, receipt of regulatory approvals and third party consents.
On April 12, 2017, the arbitration panel in the pending proceedings between FG, a subsidiary of FES, and CSX Transportation, Inc. (CSX) and BNSF Railway Company (BNSF), denied FG's claim that force majeure excused FG's performance under a coal transportation contract and ruled that FG breached and repudiated the contract. On May 1, 2017, the parties entered into a definitive settlement agreement to resolve all claims related to this proceeding in return for the payment by FG of $109 million, payable in three annual installments beginning on May 1, 2017, which is guaranteed by FE. The settlement agreement further provides that in the event of the initiation of bankruptcy proceedings or failure to make timely settlement payments, the unpaid settlement amount will immediately accelerate and become due and payable in full. Further, FE and FG, and CSX and BNSF, agree to release, waive and discharge each other from any further obligations under the claims covered by the settlement agreement upon payment in full of the settlement amount. Until such time, CSX and BNSF will retain the claims covered by the settlement agreement and in the event of a bankruptcy proceeding, CSX and BNSF shall be entitled to seek damages for such claims in an amount to be determined by the arbitration panel or otherwise agreed by the parties. In addition, FG is subject to separate proceedings with BNSF and Norfolk Southern Corp. (NS) related to another long-term coal transportation dispute. The parties have exchanged settlement proposals to resolve all claims related to this proceeding and all remaining claims. FE

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    39

and FES recorded a pre-tax charge of $55 million in the first quarter of 2017 based on an estimated settlement. If the dispute with BNSF and NS is not settled, the amount of damages owed to BNSF and NS could be materially higher and may cause FES to seek protection under U.S. bankruptcy laws. Absent a settlement, FG intends to vigorously assert its position in this arbitration proceeding.

Regulatory Matters
Mon Power Integrated Resource Plan Update
On April 27, 2017, the West Virginia Public Service Commission modified the procedural schedule in MP and Potomac Edison Company's filing requesting approval of MP's purchase of AE Supply’s Pleasants Power Station, which now includes an evidentiary hearing on September 26-28, 2017.
On June 27, 2017, FERC issued a deficiency letter requesting additional information to facilitate FERC’s review of the transaction. MP responded to the deficiency letter on July 18, 2017.
Regulatory approvals are anticipated by early 2018.

MAIT and JCP&L Transmission Rate Filing Updates
On March 10, 2017, FERC issued orders accepting both the MAIT and JCP&L formula transmission rates for filing, suspending both for five months and establishing hearing and settlement procedures. On April 10, 2017, both MAIT and JCP&L requested a rehearing of FERC’s decision to suspend the effective date of the formula rates. JCP&L’s rates went into effect on June 1, 2017, while MAIT’s rates went into effect on July 1, 2017, subject to refund pending the outcome of the hearing and settlement procedures. The settlement process is ongoing.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    40

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the United States Department of Energy study; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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Consolidated Report to the Financial Community - 2nd Quarter 2017                    41